SCHEDULE A
Transactions in the Securities of the Issuer in the Last 60 Days

Shares of Common Stock Purchased/(Sold)	Price Per Share ($)[1]	Date of Purchase / Sale

STAR EQUITY HOLDINGS, INC

91,627	$0.19	11/24/2025
5,000	$0.19	11/25/2025
25,000	$0.19	11/26/2025
6,907	$0.19	11/28/2025
66,400	$0.19	12/1/2025
26,091	$0.19	12/2/2025
37,300	$0.19	12/3/2025
41,601	$0.19	12/4/2025
45,548	$0.19	12/5/2025
12,617	$0.19	12/8/2025
6,600	$0.19	12/10/2025
2,810	$0.19	12/11/2025
71,918	$0.18	12/12/2025
150,322	$0.19	12/15/2025
3,513	$0.19	12/16/2025
32,445	$0.19	12/17/2025
118,041	$0.19	12/18/2025
254,006	$0.19	12/19/2025
123,077	$0.19	12/22/2025
122,147	$0.19	12/23/2025
200,000	$0.19	12/24/2025
189,247	$0.19	12/26/2025
110,689	$0.19	12/29/2025
158,804	$0.19	12/30/2025
669,817	$0.19	12/31/2025
92,387	$0.20	1/2/2026
35,718	$0.20	1/5/2026
35,469	$0.20	1/6/2026
91,231	$0.20	1/8/2026
17,814	$0.20	1/13/2026
27,030	$0.21	1/14/2026
725,200	$0.20	1/15/2026
8,054	$0.21	1/16/2026
150,000	$0.21	1/20/2026
72,518	$0.21	1/21/2026

1 The prices reported in this column are weighted average prices. The Reporting Person undertakes to provide the Issuer and any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased (or sold) at each separate price such shares were purchased.